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                                                                     EXHIBIT 3.7


                          PROVINCE OF BRITISH COLUMBIA

                                     FORM 21
                                  (Section 371)

                                    ---------

                                   COMPANY ACT

                                    --------

                               SPECIAL RESOLUTION


            The following special resolution was passed by the undermentioned Company on the dated stated:

            Name of Company:              UniComm Signal Inc.

            Date resolution passed:       October 28, 1994

            Resolution:

            "RESOLVED, as a special resolution, that the Company's authorized capital be increased from 25 million common shares without par value to 50 million common shares without par value; AND that paragraph 2 of the Company's memorandum be altered to read as follows:

                  The authorized capital of the Company consists of 50,000,000 common shares without par value."

            An altered Memorandum is attached to this Special Resolution.


            Certified to be a true copy the 28th day of October, 1994.

                                           -------------------------------------
                                           Signature

                                           Relationship to Company:
                                           President, Chairman and
                                           Director

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                                     FORM 1
                                   (Section 5)

                                   COMPANY ACT
                               (BRITISH COLUMBIA)

                               ALTERED MEMORANDUM

                               UNICOMM SIGNAL INC.


            As altered by special resolution passed October 28, 1994, I wish to be formed into a Company with limited liability under the Company Act (British Columbia) in pursuance of this Memorandum.

            1. The name of the Company is UniComm Signal Inc.

            2. The authorized capital of the Company consists of 50,000,000 common shares without par value.